QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7

AGREEMENT

BETWEEN

WYNN RESORTS, LLC

An affiliate of Valvino Lamore LLC, being located at 3145 Las Vegas Blvd. South, Las Vegas, NV 89109, USA ("Wynn Resorts"),

AND

CALITRI SERVICES AND LICENSING LIMITED LIABILITY COMPANY

                                                                                                          , Hungary ("Calitri"),

DATED

25 JANUARY 2001

The purpose of this binding Agreement is to set out the terms and conditions upon which Calitri and Wynn Resorts shall enter into a business arrangement for the creation, development and executive production by Calitri of two new first-class theatrical entertainment attractions ("New Shows Projects") that would be financed, produced and presented by Wynn Resorts on Wynn Resorts property currently owned by Valvino Lamore, LLC, a portion of which was formerly known as The Desert Inn Resort in Las Vegas, Nevada ("DI Property").

A portion of the DI Property is to house a new large hotel and casino complex, managed, financed and built by Wynn Resorts.

The New Shows Projects will consist of one show in an indoor showroom and two outdoor attractions performed in the same outdoor theatre, (respectively "Indoor Show" and "Outdoor Show").

THIS AGREEMENT IS STRICLY CONFIDENTIAL

1.    DESCRIPTION OF SERVICES

A)
As more set forth below and as requested by Wynn Resorts, which will finance the productions, Calitri will create, develop and be the sole executive and artistic producer of the New Shows Projects for the new resort facilities developed by or for" Wynn Resorts on the DI Property.

B)
Calitri will create, develop and co-produce with Wynn Resorts, as executive and artistic producer, the new Indoor Show for the new main indoor showroom to be constructed on the first new facility to be built on the DI Property (hereunder referred to as "Hotel A"). Such Indoor Show shall premiere to the public between six and nine months after the opening of Hotel A.

C)
Calitri will create, develop and co-produce with Wynn Resorts, as executive and artistic producer, the Outdoor Show, which will be divided into two specific parts, one being designed for daytime presentation and one being designed for night-time presentation. Both parts of the Outdoor Show will be staged at regular intervals each day and evening at the new outdoor water theatre to be constructed on the Hotel A site.

D)
In providing the foregoing services, Calitri and Wynn Resorts accept the relationship of trust and confidence established between the parties. Calitri (and Dragone, individually) agree to use their best efforts in furthering the interests of Wynn Resorts to provide first-class entertainment attractions for the facilities to be developed on the DI Property, and in the performance of their duties and obligations under this agreement.

        The same applies to Wynn Resorts (and Steve Wynn individually).

E)
Wynn Resorts hereby accepts and acknowledges that Calitri will be the sole executive and artistic producer of the New Shows Projects and that Calitri, as may be deemed necessary or as may be in the best interests to the Show(s), may utilize consultants and subcontractors to assist Calitri in the performance of the services contemplated hereunder, provided that

(1)
Dragone shall personally control and oversee the creation, development and executive production of the New Shows Projects; and

(2)
Calitri shall remain responsible to Wynn Resorts.

F)
The parties agree that the Outdoor and Indoor Shows remain independent projects, with the effect that each of them may be carried out without the other. Nothing hereunder shall be construed as conditioning any of the New Show Projects to the other or as allowing the production of one project to hinder the other.

2.    CONCEPTION OF NEW SHOWS PROJECTS

A)
Calitri will create, develop and provide, through Dragone and other conceptors:

(1)
a preliminary Production Budget for both the New Shows Projects and a preliminary Concepts for the New Outdoor Shows Projects, which shall be furnished together by April 15, 2001;

(2)
two main concepts for the New Shows Projects and two sub-concepts for the Outdoor Show ("Concepts"), including complete Production and Operating Budgets with appropriate contingency, prior to August 31, 2001 for the Outdoor Shows and prior to December 1, 2001 for the Indoor Show;

  Both conception periods are referred to as the "Conceptual Period".

  The Concepts shall be subject to the approval of Stephen A. Wynn on behalf of Wynn Resorts. Wynn shall notify Calitri of his approval or disapproval through Dragone within fifteen (15) days after the delivery and submission of the Concepts.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

  Stephen A. Wynn's approval or non-approval of the Concepts shall be purely discretionary. Without prejudice to the above, upon their submission to Wynn Resorts, Stephen A. Wynn shall in any case provide his approval, non-approval or other feedback of the Concepts, as the case may be, in a timely manner as stated above. Calitri agrees to hire Dragone as the principal creator of the New Shows Projects and retain his services throughout the Term and any extension thereof.

B)
Wynn Resorts shall pay to Calitri, as a non-refundable Creation Fee, the sum of US$ 4,000,000, of which US$ 2,000,000 has been paid. The balance of the Creation Fee will be payable in two equal installments of US$ 1,000,000 each, to be due respectively upon approval of the Concept for the Indoor Show and upon approval of the preliminary Concept of the Outdoor Show. In no event, however, shall the balance be payable until and unless the (preliminary) Concepts are approved.

  Calitri may suspend with seven (7) days' notice the creation and development of the Concepts in the event that any payments required hereunder are not made.

  In addition to the Creation Fee, Wynn Resorts agrees to pay Calitri a development budget which shall not exceed the amount of US$ 600,000 and of which US$ 125,000 have already been paid ("Initial Development Expenses Payment"), to cover creation and development expenses incurred by Calitri for the New Shows Projects during the Conceptual Period. The expenses to be incurred for the development and the production of the New Shows Projects shall be budgeted and agreed upon by the parties as provided herein.

  In addition to such Creation Fee and Initial Development Expenses Payment, Wynn Resorts shall advance to Calitri the funds as necessary to pay the advances, if any, to the New Shows Projects conceptors other than Dragone ("Advances to Conceptors").

  Such Advances to Conceptors shall neither be included in the New Show Production Costs nor in New Shows Projects Expenses for the purpose of Section 14 hereunder, except for the financing costs of such Advances to Conceptors (as states below). The Advances to Conceptors shall be reimbursed to Wynn Resorts by deduction from the First Royalty (as defined below) to be paid to Calitri. The parties agree that the total amount of the Advances to Conceptors shall not exceed US$ 2,300,000 for both New Show Projects.

  All of the aforesaid amounts payable to Calitri shall be paid by Wynn Resorts in immediately available $US funds or bank draft as per Calitri's instructions.

C)
If the Concepts are not approved, the parties shall determine in good faith the way to modify or replace them so as to have them approved at no additional fee to Wynn.

  If the Concepts are still not approved, this Agreement shall at the election of Wynn Resorts terminate with either party having no further rights, obligations or liabilities, except as provided herein.

  Notwithstanding the foregoing, if the New Shows Projects Concepts are not approved by Stephen A. Wynn and if Calitri wishes to proceed to produce a show reproducing the Concepts at any other place which is not a Wynn Casino (as defined below) without Wynn Resorts' assistance or involvement, Calitri shall within two years from the date of non-approval reimburse Wynn Resorts for all of its real out-of-pocket expenses incurred during the Conceptual Period, upon evidence of thereof, except the Creation Fee and general expenses or overhead of Wynn Resorts.

D)
If the Concepts are approved, Calitri will finalise the creation and development of the New Shows Projects, including all copyrightable elements (including without limitation: the concept, themes, story line, staging, set and costume designs, choreographies, lighting designs and other artistic or creative designs and all intellectual property of the New Shows Projects) pursuant to a schedule developed by Wynn, as defined below ("Development Period").

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

  All actual costs included in the Development Budget as approved by Wynn Resorts and incurred during the Conceptual and Development Periods, including the direct costs of Calitri personnel, outside consultant and conceptors' fees and agreed upon indirect expenses shall be collectively referred to as the "Approved Development Costs", and shall be paid by Wynn Resorts.

  All of such Approved Development Costs together with the Creation Fee and the Initial Development Expenses Payment shall be considered as the "New Shows Projects Production Costs".

  Calitri shall prepare and develop, in consultation with Wynn Resorts, a development costs budget to cover Approved Development Costs, and such "Development Budget" shall be jointly agreed to by Wynn Resorts and Calitri.

3.    EXCLUSIVE RIGHT TO PRESENT NEW SHOWS ELSEWHERE

Wynn Resorts shall also have the right to present the New Shows Projects and sell the New Shows Projects Products (as defined below) at any other casino owned or controlled by Wynn Resorts or Stephen A. Wynn or any other corporations in which Stephen A. Wynn shall have a controlling interest (such other casinos and the DI Property, collectively referred to as the "Wynn Casinos"), upon terms and conditions at least equivalent to those applicable to the Hotel A.

4.    CREATIVE AND ARTISTIC CONTROL

Following approval of the Concepts by Wynn Resorts, Calitri will lead all creative and artistic matters concerning the development and executive production of the New Shows Projects including, without limitation, the Concepts, creation, preparation, development, production, costumes, lighting, music, staging, and other related showroom operations.

Calitri will fully and meaningfully consult with Wynn Resorts as may be reasonably requested by Wynn Resorts on matters relating to the creation of the New Shows Projects. All creative and artistic decisions pertaining the New Shows Projects will be made jointly by Dragone and Stephen A. Wynn.

Without limiting the foregoing, Calitri and Wynn Resorts will share control and approval rights, on all creative and artistic decisions and matters pertaining to the marketing of the New Shows Projects including, without limitation, the creation, development, promotion and marketing of New Shows Projects Products, the creation of visual campaigns, the use of music and promotion and the names and titles to be associated with said promotion.

5.    RIGHTS OWNERSHIP STRUCTURE

Wynn Resorts and Calitri will be the sole and exclusive co-owners in equal unidentified shares of the New Shows Projects and the New Show Projects Products and of all intellectual property rights relating thereto including, without limitation, the copyright therein, soundtrack and merchandising rights, and all other ancillary rights in and to the New Shows Projects and New Shows Projects Products.

All trademarks, copyrights, DNS registration and other items reflecting ownership relating to the New Shows Projects or the New Show Projects Products shall be registered in the United States (and on the parties' agreement, elsewhere in the world) at Projects' expenses, in the joint names of Wynn Resorts and Calitri.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

6.    LENGTH OF NEW SHOWS PROJECTS

The New Shows Projects shall run for approximately the following times:

(1)
For the Indoor Show: about ninety (90) minutes with no intermission; and

(2)
For the Outdoor Show: about thirty-five (35) minutes for each part with no intermission.

7.    TITLE OF NEW SHOWS PROJECTS

The titles of the New Shows Projects will be mutually agreed upon between Wynn Resorts and Calitri. Wynn Resorts agrees that, at the request of Calitri, whenever or wherever the title of the New Shows Projects will figure or be used, reference to such title shall also include a reference to a "Franco Dragone Show" or to the name of Franco Dragone. Wynn Resorts and Calitri mutually agree to establish the parameters of such inclusion or reference when deemed necessary.

8.    PRODUCTION AND PRESENTATION OF NEW SHOWS PROJECTS

A)
Wynn Resorts shall, at its sole cost and expense, be the financial producer and shall present the New Shows Projects created and developed by Calitri as their sole executive and artistic producer. As such financial producer, Wynn Resorts shall provide. upon indications and advice of Calitri and as may reasonable be required by Calitri, all personnel (including but not limited to production director, technical director, show technicians, engineers, artistic co-ordinator, artists and other staff), costumes and props, equipments and rigging and other accessories, stage, sets and scenery, lighting, video, sound, musical instruments and any other type of equipment, computer hardware and software, as may required to produce and to present the New Shows Projects during the Term or any Extension thereof. The recruitment, training and hiring of all performers and the selection of the Artistic Director shall be the responsibility of Calitri.

  Any decision in relation to the provision of the above personnel and materials for the production of the New Shows Projects shall be made jointly by Wynn Resorts and Calitri in accordance with the budget(s) mutually agreed upon by the parties. In case of persistent disagreement between the parties, the final decision shall be made by Stephen A. Wynn in consultation with Dragone. What precedes does not apply to the theatre construction and its equipment, as defined in section 9 and without prejudice of said section 9 hereunder.

B)
Calitri's executive production services shall relate to actively participating in the selection of the production team, the artists and other artistic personnel for the New Shows Projects and assisting in the determination and selection of the theatrical equipment and the follow-up and control of the production of the sets, costumes and all other artistic or creative elements of the New Shows Projects.

  The costs and expenses of the services provided by Calitri in accordance with the above, as approved by Wynn Resorts, including the costs, of Calitri's own personnel, shall be reimbursed by Wynn Resorts.

C)
The New Shows Projects Production Costs prior to the Opening Date (which shall neither include theatre remodelling or construction costs and theatrical and specialised equipment, operation and performances costs incurred during the Term and any Extension thereof, promotion costs nor expenses related to the New Shows Projects Products) shall be further defined by the parties as information becomes available, separately for each New Show Project

D)
All direct and pre-approved by Wynn overhead and out-of-pocket expenses incurred by Calitri and its affiliates in connection with the on-going presentation of the New Shows Projects, including artistic follow-up by Dragone, general supervision and control over creative and artistic matters,

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

  and its administrative overhead and out-of-pocket expenses, as agreed upon with Wynn, shall be assumed by Wynn Resorts and treated as "New Shows Projects Operating Expenses". On a yearly basis, not later than sixty (60) days before the end of each year of the Term (except the last year), Wynn Resorts shall prepare, in consultation with Calitri, a budget for the New Shows Projects Operating Expenses of the forthcoming year, which shall be jointly agreed to by Wynn Resorts and Calitri.

  Both parties agree to review all Project and Development Budgets and Operating expenses in accordance with the approved Concepts, after the Conceptual Period and as the Shows become more fully developed.

9.    THEATRE AND EQUIPMENT

A)
The New Shows Projects shall be presented by Wynn Resorts in first class theatres situated at Hotel A (`Showrooms"). The seating for the indoor theatre shall be between 1,500 and 1,800 patrons, and for the outdoor water stadium, about 2,000 patrons. The Showrooms are to be designed, constructed and laid out or remodelled, as the case may be, by Wynn Resorts in accordance with general parameters and specifications discussed with Calitri, including, without limitation, stage dimensions, sound, backstage services, lighting, and other theatrical equipment required by Calitri. Wynn Resorts agrees that the theatre and Showrooms will have to be completed and. delivered to Calitri for the production of the New Shows, including load in, at least one hundred and eighty (180) days prior to the first public performance ("Opening Date").

B)
Wynn Resorts shall consult with Dragone and Calitri at every material stage of the construction of the theatre and the Showrooms, so as to ensure that they remain suitable for the New Shows Projects and respect Calitri's requirements.

C)
The costs of the Showrooms, which shall include construction expense and engineering fees, costs of sound, lighting and other theatrical and specialised equipment as required by Calitri and approved by Wynn Resorts, shall be established by Wynn Resorts. During the Term, Wynn Resorts shall maintain the Showrooms, including their theatrical and specialised equipment, in good working order, at its sole cost.

10.    PERFORMANCE OF NEW SHOWS PROJECTS

A)
Wynn Resorts shall present, at its sole cost and expense, the New Shows Projects in the Showrooms for a period of ten (10) consecutive years ("Term") commencing on the date of the respective Opening Dates of the Indoor and the Outdoor Shows.

(1)
The Opening Date of the Outdoor Shows shall be jointly determined by Wynn Resorts and Calitri by no later than July 31, 2002, and such date shall coincide with the opening of Hotel A.

(2)
The Opening Date of the Indoor Show shall be jointly determined by Wynn Resorts and Calitri by no later than January 31, 2003.

    The frequency and number of performances of the Indoor Show and both the daytime and night-time Outdoor Shows presented during each year of the Term shall be determined by mutual agreement of the parties, and shall take into consideration seasonality.

    Wynn Resorts shall indicate to Calitri before December 31st, 2001 provided that the construction of Hotel A has started, the six-month range schedule as for the Opening Dates of the New Shows Projects.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

B)
Wynn Resorts shall be entitled, with prior acceptance of Calitri which shall not be refused on unreasonable grounds, to extend the presentation of the New Shows Projects on the same terms and conditions for a five (5) year period following the end of the Term ("Extension").

C)
If after the first twelve months following the Opening Date, the total New Show Projects Revenue per New Shows Project (as defined below) shall be less than the total of the corresponding New Show Project Operating Expenses (as defined below) during such 12-month period, Wynn Resorts shall have the right within sixty (60) days following the end of such 12-month period, to give Calitri written notice that Wynn Resorts elects to terminate the run of the concerned New Show Project, such termination to become effective thirty (30) days from receipt of such written notice by Calitri.

  If Wynn Resorts fails to give Calitri notice of termination pursuant to the preceding paragraph, Wynn Resorts shall have the right to give Cahtri a termination notice within sixty (60) days following the end of each year during the Term, provided that the total New Shows Projects Revenue of any of the New Shows Projects shall have been less than the total New Shows Projects Operating Expenses during such year, such termination to become effective thirty (30) days from receipt of such notice.

11.    EXCLUSIVITY

A)
During the Term, Wynn Resorts shall be entitled, at its sole discretion, to prevent Calitri, Dragone and/or any affiliate from presenting:

(1)
the New Shows Projects or any other show using same or similar characters or story line as a live presentations at any place in the world but the DI Property or any other Wynn Casinos;

(2)
any show whatsoever at any casino or any casino hotel complex in North America (USA and Canada) other than the Wynn Casinos. This provision shall also include the production or creation of any show or theatrical presentation at any theatre or performance venue located within five miles of any Wynn Casino.

    What precedes does not apply to:

  (1)
  Services provided in connection with a Céline Dion production show to be presented in Las Vegas;

  (2)
  Services provided in connection with "Mystere" and/or "O" in Las Vegas, Nevada.

B)
During the Term, Calitri shall be entitled, at its sole discretion, to prevent Wynn Resorts or any other company controlled by Steve Wynn from presenting, directly or indirectly

(1)
the New Shows Projects or any other show using same or similar characters or story line as a live presentations at any place in the world but the DI Property;

(2)
any other show whatsoever, provided that such another show is similar in type to those being or having been created, produced or presented by or through Dragone at the time Wynn Resorts would be willing to present or produce such other show. In the event Wynn Resorts would be willing to present such other show at any place anywhere in the world, Calitri shall have a right of first refusal to create and/or produce said other show at the conditions proposed by Wynn Resort. Calitri's right of first refusal shall be exercised in a timely manner.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

12.    FINANCIAL MATTERS

A)
Wynn Resorts shall advance to Calitri the funds as may be required for the payment of the New Shows Projects Production Costs, according to approved cash flows required for the ongoing development of the New Shows Projects.

  Calitri shall open and maintain a separate bank account ("Show Bank Account") with a bank to be mutually agreed by the parties hereto which shall be used solely for depositing all advances of Wynn Resorts to Calitri for the New Show Projects Production Costs and for Calitri to make all payments of New Shows Projects Production Costs.

  All advances made by Wynn Resorts to Calitri to pay New Shows Projects Production Costs shall be deposited by Calitri in the Show Bank Account and shall be used by Calitri solely for the purpose of making all payments of New Shows Projects Production Costs (any interest accrued in the Show Bank Account shall also be used by Calitri to pay New Shows Projects Production Costs).

B)
Not less than ten (10) days before the beginning of each quarterly period following the execution of this Agreement, Calitri shall submit to Wynn Resorts a statement ("Quarterly Statement of Cash Requirements") based on the New Shows Projects Production Budget, as modified from time to time by mutual consent of the parties hereto, showing:

(1)
An estimate of the New Shows Projects Production Costs estimated to be incurred during the quarterly period immediately following such notice, broken down into each of the categories specified in the New Shows Projects Production Budget or such greater detail as may be required by Wynn Resorts to the extent such information is available;

(2)
The amount of all cash balances expected to be held in such account as of the first day of such quarterly period; and

(3)
The total amount required to be paid to Calitri by Wynn Resorts in order to meet the New Shows Projects Production Costs during said quarter.

    The Quarterly Statement of Cash Requirements submitted by Calitri shall be accompanied by the Show Bank Account statements for the previous quarter (or, if such bank statement is not available at such time, Calitri shall provide same to Wynn Resorts as soon as it receives it), and upon request by Wynn Resorts, Calitri shall also provide Wynn Resorts with a bank reconciliation showing the total amount of Show Production Costs actually paid from the Show Bank Account for the previous quarter as compared to the amount of funds requested on the Quarterly Statement of Cash Requirements for the same quarter accompanied, if required by Wynn Resorts, by sufficient supporting documentary evidence in that regard. Wynn Resorts shall, on a monthly basis after its approval of the Quarterly Statement of Cash Requirements, cause to be deposited in the Show Bank Account the necessary portion amount of the contribution requested to fund the New Shows Projects development.

C)
Wynn Resorts shall at its own expense at all reasonable times through its on site representative or others, have the right to examine, analyze, copy any and all documents, books and records of Calitri relating to the New Shows Projects Production Costs and the Show Bank Account, and to have same audited by its representatives.

D)
Wynn Resorts will retain control over all financial matters, including timing of disbursements, concerning the New Shows Projects provided, however, that

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

  (1)
  Wynn Resorts will fully and meaningfully consult Calitri as reasonably requested from time to time by Calitri, especially with regards to all financial matters dealing with creative and artistic elements of the New Shows Projects; and

  (2)
  The moneys raised by Wynn Resorts are reasonably sufficient to carry out the creation, development, production and performances of the New Shows Projects, in accordance with the approved New Shows Concepts.

E)
Wynn Resorts shall have the right to place one or more on site representatives in Belgium where Calitri will conduct its activity of creation, development and co-production for the New Shows Projects. The representative(s) shall have the authority and responsibility to act on behalf of Wynn Resorts with regard to financial matters affecting the Projects. Wynn Resorts shall consult with Dragone with regard to the choice of the representative(s).

  The representative shall, in conjunction with Dragone, determine all policies and procedures affecting the use of Wynn Resorts funds, including without limitation methods of procurement (including bidding procedures), budget preparation and approvals, methods of accounting and document control procedures (including disbursements), and any other activity that potentially requires the expenditure of the funds by Wynn Resorts in direct connection with the New Shows Projects.

F)
Calitri shall provide adequate office space and support for the representative(s).

  Nothing contained herein is intended to hinder Dragone's and/or Calitri's, nor their affiliates' control of the creative aspect including the process of production of any project. The parties agree that the presence and exercise of powers delegated to the Representative(s) are to be exercised in the best interest of the New Shows Projects.

  Although the parties anticipate that much of the New Shows Projects development and design will occur in Belgium, it is the parties' mutual intent to have, if possible, elements done within United States during the Development Period.

G)
The parties mutually understand and recognise that for production process or for the benefit of the creative process it will be necessary to fabricate some material elements in Belgium as long as the quality (according to industry standards, cost efficiency and after delivery services) can be equal or greater than that which may be available in the United States. All payments by Wynn Resorts to Calitri or affiliates, for the cost and expenses defined in section 8 herein, shall be based upon Budgets, other documentation and supporting schedules of deliverables as mutually agreed upon by the parties. All aspects of each Project Budget, including all pre-production expenses, set design and fabrication, other scenic elements, training and rehearsal expenses, and coach class airfare at lowest available fare for all Calitri personnel and Consultants show-related travel within Europe and support expense, shall be disbursed in accordance with the Budgets and New Shows Projects requirements in accordance with the financial and administrative procedures established and approved by Wynn Resorts. All expenses requiring a disbursement of over US$ 25,000 shall be approved in advance by Wynn Resorts. Dragone shall be entitled to travel First Class at all times. Mario Bourdon shall be permitted Business Class travel within Europe and First Class travel to the U.S. All New Shows Projects documents are subject to audit by the representative(s).

H)
Wynn Resorts acknowledges and agrees that a portion of Calitri's or its affiliates', indirect cost or general overhead will be chargeable to the Projects. Such amounts shall be pre-approved by Wynn, allocated fairly based upon generally accepted US accounting principles and be a part of all Budgets contemplated hereunder. In the event of any dispute arising out of or in connection with any provision of this section, and is not resolved between Calitri and the Representative(s) or

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

  Kenneth Wynn, then Stephen A. Wynn in consultation with Dragone shall have the sole authority to resolve such dispute.

13.    ENHANCEMENTS

If reasonably requested by Calitri, and agreed to by Wynn, Wynn Resorts shall incur, on a cumulative basis, up to US$1,000,000 in costs per New Shows Projects (the two parts of the Outdoor Show being regarded as one single Show) and per year during the first nine years of the Term and, if the Term is extended, during each year of the Extension, for replacement of one or more segments of the New Shows Projects with new acts ("Enhancements"), which new acts may include new costumes, lighting, equipment and new choreographies.

14.    COMPENSATION

A)
As compensation to Calitri, Wynn Resorts shall pay to Calitri, during the Term and any Extension thereof, the following non-refundable royalties ("Royalties"), in addition to the non-refundable Creation Fee, the Initial Development Expenses Payment and financing of all New Shows Projects creation, development, production and performances costs:

(1)
For each week and within seven days from the end thereof, a royalty ("First Royalty") equal to thirteen percent (13%) for the Indoor Show and to ten percent (10%) for the Outdoor Show of one hundred percent (100%) of Net Ticket Revenue from the New Shows Projects, including the value of any complementary tickets given away by Wynn Resorts. The "Net Ticket Revenue" is equal to the gross ticket price less admission and entertainment taxes, only, if any;

(2)
In respect of each period of three months ("Fiscal Quarter"), a royalty ("Second Royalty') equal to one-third (1/3) of the Indoor Show Net Revenue and one-half (1/2) of the Outdoor Show Net Revenue (collectively, the "New Shows Projects Net Revenue"). The New Shows Project Net Revenue is the amount by which all of the specific New Shows Projects Revenue (as defined below) for any Fiscal Quarter exceeds the sum of the specific New Shows Projects Operating Expenses for such Fiscal Quarter.

(3)
Wynn Resorts shall be entitled to deduct from the First Royalty, before paying Calitri, the amount of the Advances to Conceptors (as defined above).

B)
Wynn Resorts shall retain for its own account all of the Net Ticket Revenue from the New Shows Projects, and all of the New Show Projects Net Revenue.

C)
The payment of the First Royalty shall be made by Wynn Resorts regardless of the level of attendance or amount of the New Shows Projects Revenue or the existence of New Shows Projects Net Revenue.

D)
As used herein:

(1)
"New Shows Projects Revenue" means, for each Fiscal Quarter, the sum of

(a)
100% of Net Ticket Revenue for the New Shows Projects which shall include the value of any complementary tickets given away by Wynn Resorts; and

(b)
100% of the gross proceeds (being gross revenue less sales and entertainment tax only, if any) for the sale of food and beverages sold in or immediately adjacent to the Showrooms;

(2)
"New Shows Projects Operating Expenses" means, for each Fiscal Quarter, the sum of

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

    (a)
    The First Royalty paid by Wynn Resorts to Calitri in respect of such Fiscal Quarter;

    (b)
    All direct operating expenses including but not limited to Showroom and equipment maintenance costs (as opposed to major replacement costs) incurred by Wynn Resorts in connection with the presentation of the New Shows Projects during such Fiscal Quarter;

    (c)
    All direct expenses incurred by Wynn Resorts during such Fiscal Quarter in the sale of food and beverages in or immediately adjacent to the Showrooms;

    (d)
    During the first twenty-four (24) months following the Opening Date only, such portion of the aggregate (i) initial launch advertising and promotional campaign expenses, and (ii) pre-opening operating expenses relating to the presentation of the New Shows Projects, each paid by Wynn Resorts, attributable to such Fiscal Quarter, as shall be determined based on amortising all of such expenses on a straight-line basis over such 24-month period;

    (e)
    During the first sixty (60) months following the Opening Date only, such portion of the New Shows Projects Production Costs paid by Wynn Resorts, attributable to such Fiscal Quarter, as shall be determined based on amortising such costs on a straight-line basis over such 60-month period;

    (f)
    In respect of the amortisation of the capital costs of all sound, lighting and other equipment purchased by Wynn Resorts for Enhancement, during a period of sixty (60) months only following the purchase of such equipment, such portion of such costs paid by Wynn Resorts, attributable to such Fiscal Quarter, as shall be determined based on amortising such costs on a straight-line basis over such period of time; and

    (g)
    Six percent (6%) of one hundred percent (100%) of Net Ticket Revenues from the New Shows Projects, which amount shall include the value of all complimentary tickets distributed by Wynn Resorts. Such amount retained by Wynn Resorts is deemed to compensate for all the costs incurred by Wynn Resorts for the construction or remodelling costs of the Theatres and Showrooms (as defined above).

    (h)
    An amortisation of the financing expenses of the Advances to Conceptors, at Wynn Resorts average cost of debts, incurred prior to the Opening Dates. Such amortisation shall be over a period of 24-months from the Opening Dates. The financing expenses of the remaining balance of the Advances to Conceptors shall be based upon Wynn Resorts cost of debts as computed quarterly.

  For the purpose of the definition above, New Shows Projects Production Costs, New Shows Projects Pre-opening Costs and New Shows Projects Operating Expenses shall not include, unless otherwise stated,

  (i)
  except for financing expenses relating to New Shows Projects Production Costs only which shall be included therein, any interest and any other financing charges incurred by Wynn Resorts,

  (ii)
  except as specifically provided above, any costs of a capital nature and any amortisation in respect thereof, except amortisation in the manner set forth above,

  (iii)
  any costs and expenses relating to the Showrooms, excluding their maintenance costs but including their theatrical and specialised equipment, and

  (iv)
  any income taxes, real estate taxes, capital taxes or similar taxes, levies and duties payable by Wynn Resorts.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

E)
Without limiting the foregoing, detailed accounts of tickets sales for the New Shows Projects, of New Shows Projects Revenue and same Operating Expenses shall be conveyed by Wynn Resorts to Calitri within fifteen (15) days following the end of every Fiscal Quarter.

15.    MERCHANDISING

A)
During the Term and without prejudice of the other provisions hereof, Wynn Resorts shall have the sole and exclusive worldwide right to license and/or manufacture and sell merchandise of all types or kinds, such as toys, dolls, wearing apparels and accessories, novelty items, etc. ("New Shows Projects Products").

B)
Calitri and Wynn Resorts shall select together:

(1)
The particular types of New Shows Projects Products to be licensed and/or manufactured and sold by Wynn Resorts and other Wynn Casinos, and all elements of the design thereof, including without limitation, colors, shapes, packaging, depiction in all respects of the trademarks; and

(2)
The particular types of New Shows Projects Products sold in the Showrooms and the manner in which New Shows Projects Products are sold elsewhere in the world.

    Quality and manufacturing standards of the New Shows Projects Products shall in any case be comparable to the highest quality in manufacturing standards of similar types of merchandise sold by Wynn Resorts and Calitri.

C)
Wynn Resorts shall sell New Shows Projects Products in a retail stone of Hotel A or lobby of the Showrooms, which store shall sell New Shows Projects Products exclusively.

D)
Calitri may develop and create, subject to reasonable approval of Wynn Resorts, a souvenir program in respect of the New Shows Projects ("Souvenir Program"), to be sold by Wynn Resorts during the Term and any Extension thereof in the retail stores referenced to above and the Showrooms. The parties shall mutually agree as to the best method of manufacture and production of the Souvenir Program.

E)
Wynn Resorts shall pay to Calitri a merchandise royalty of ten percent (10%) of one hundred (100%) of the retail selling price of all New Shows Projects Products, and Souvenir Programs sold by Wynn Resorts, less sales taxes, credit-card and handling fees and customer returns, and shall retain all of the gross proceeds of such sales.

F)
Wynn Resorts shall have the right to include the trademark and trade names used in the New Shows Projects in the New Shows Projects Products and in all advertising and promotional materials prepared for the New Shows Projects.

16.    OTHER ANCILLARY RIGHTS

The parties agree that all ancillary rights pertaining to the New Shows Projects shall be "frozen" and cannot be marketed without the mutual approval of both parties. It is however already agreed upon by the parties that, unless otherwise stated, they shall equally share ownership of the Ancillary Rights, which include, without limitation,

(1)
The production of the New Shows Projects in alternate locations other than specified herein, sequels, prequels, remakes, the production of theatrical motion pictures or television productions based upon the New Shows Projects;

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

(2)
All videos, audiovisual works, motion pictures, television series, sound recordings and interactive multimedia products, in whatever form and medium, including without limitation internet web sites specially devoted to the New Shows Projects; and

(3)
All books, magazines, comic strips or other publications, incorporating or using the title or logos of the New Shows Projects or based upon or utilising the visual aspects of the New Shows Projects including, but not limited to, the characters, the costumes and any pictorial, visual graphics or sculptural works forming part or appearing in the New Shows Projects.

17.    SPONSORSHIP

During the Term, the New Shows Projects as presented in the Showroom should not be utilised so as to endorse any third-party products or services and shall not develop sponsorship arrangements without the express prior written consent of Wynn Resorts and Calitri, which consents may be arbitrarily withheld.

18.    MISCELLANEOUS PROVISIONS

A)
This Agreement together with any attachments hereto shall be the definitive Agreement between the parties and define each party's rights and obligations to the other. This Agreement may be modified with the consent of both parties by written amendment, which, upon execution shall become a part of this Agreement with the same full force and effect as if first written.

B)
As additional consideration for this Agreement, Dragone will receive an equity participation as described in Exhibit A to this Agreement, in accordance with the terms and conditions of that Exhibit. Should there be any conflict between the terms and conditions of this Agreement and the terms and conditions of Exhibit A, the latter will control.

C)
Calitri acknowledges that Wynn Resorts and its affiliates conduct businesses that are subject to and exist because of privileged licenses issued by governmental authorities in the State of Nevada and elsewhere, that regulate gaming and related matters.

  In the event Calitri is found unsuitable by the appropriate governmental authority or if Wynn Resorts is advised by such governmental authority to terminate its relationship with Calitri, or Wynn Resorts reasonably determines, based on its internal compliance investigation and based on substantial, objective and evidenced elements, that it is required to terminate its relationship with Cahtri to avoid the loss of its privileged licenses or receive sanctions, Wynn Resorts shall be entitled to terminate the agreement between the parties without liability to Calitri except for the obligation to pay all costs incurred to the date of such termination.

  Notwithstanding the above, Calitri shall be allowed an opportunity to pursue any appeal rights it may have with respect to any governmental determination which Wynn Resorts is using as the basis of exercising its termination rights.

  If the licenses are terminated for any reason other than as a result of Calitri's activities as referred to above, Calitri shall be entitled to full indemnification by Wynn Resorts for all and any provable losses incurred by Calitri due to such termination.

D)
Upon acceptance of this Agreement by Wynn Resorts, each party undertakes not to disclose the existence of this Agreement to any third party except to its professional advisors and its consultants and to such other persons as is reasonably required in order to consummate the transactions contemplated herein.

  This paragraph shall survive the termination of this Agreement. This confidentiality restriction does not apply in the event of litigation between the parties in relation to this Agreement.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

E)
This Agreement shall be governed by and construed in accordance with the laws and of the State of Nevada, without regards to conflict of laws principles, and the parties hereby consent to the exclusive jurisdiction of the Clark County District Court for any dispute arising out of or relating to this Agreement.

F)
Neither this Agreement nor any rights or obligations conveyed hereunder may, be, transferred, assigned, or delegated (including by sublicense) without the written consent of the other party, which consent may be withheld for any reason whatsoever. Notwithstanding the foregoing, this Agreement may be assigned by Wynn Resorts to any of its affiliated entities, without the prior consent of the other party; provided that such assignment shall not discharge or otherwise affect the obligations of the assigning party to perform, fulfil and satisfy its obligations and responsibilities hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors, permitted assigns, administrators and/or legal representatives.

G)
Calitri or Dragone shall have the right exercisable in his sole discretion to terminate this Letter of Agreement in the event

(1)
Stephen A. Wynn is no longer a managing member of Wynn Resorts or its assignee, or does not perform those functions; or

(2)
Wynn Resorts or its assignee is purchased, dissolved, merged or consolidated with another unrelated entity, the end result of which is that Wynn Resorts or its assignee or any affiliate is not the surviving controlling entity; or

(3)
Wynn resorts or its assignee is adjudged to be bankrupt;

(4)
Wynn Resorts or its assignee fails to honour its obligations hereunder.

    Calitri shall have sixty (60) days from the date of the occurrence of any of the events specified above to elect to terminate this Agreement by sending written notice to Wynn Resorts or its successor, without compensation nor being liable for any loss or any other damage to be suffered by Wynn Resorts, if any.

H)
Faxed signatures shall be sufficient to bind each party to this Agreement and this Agreement may be executed in one or more counterparts, which shall form together the entire Agreement between the parties.

I)
Nothing herein contained shall constitute a partnership or joint venture between the parties hereto. No party shall act in any manner contrary to the terms of this Section 18.1 and no party shall become liable by any representation, act or omission of the other.

J)
Except as otherwise specifically set forth above, nothing contained herein shall be interpreted or construed as creating on Calitri, its staff and personnel, including Franco Dragone, an obligation to devote time and resources on an exclusive basis.

K)
This Agreement constitutes the complete and exclusive agreement between the parties and replaces and supersedes all prior agreements, negotiations, statements, memoranda and understandings with respect to its subject matter.

L)
The voiding of any provision of this Agreement by any Court shall not serve as to void or place in less than full force and effect any other provision of this Agreement.

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

    This Agreement is agreed to and accepted this 25th day of January 2001 by those parties whose duly authorized signatures are set forth below:

CALITRI SERVICES AND LICENSING LLC		WYNN RESORTS, LLC Per Valvino Lamore, LLC Its Sole Member
Per	/s/ AUSTIN L. SEALY Austin L. Sealy Managing Director	Per	/s/ STEPHEN A. WYNN Stephen A. Wynn Managing Member
And for notice and acceptance hereof:
DRAGONE		VALVINO LAMORE, LLC
Per	/s/ FRANCO DRAGONE Franco Dragone Individually	Per	/s/ STEPHEN A. WYNN Stephen A. Wynn Managing Member

THIS AGREEMENT IS STRICTLY CONFIDENTIAL

QuickLinks

Exhibit 10.7